Exhibit 99.1

Alarm.com Reports First Quarter 2018 Results

-- First Quarter SaaS and License Revenue Increased 35% to $68.0 million Year-Over-Year --
-- First Quarter Total Revenue Increased 25% to $92.8 million Year-Over-Year --
-- First Quarter GAAP Net Income Increased to $10.5 million, Compared to $4.0 million for the First Quarter of 2017 --
-- First Quarter Non-GAAP Adjusted EBITDA Increased to $23.0 million, Compared to $14.1 million for the First Quarter of 2017 --

TYSONS, VA., May 3, 2018 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2018. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2018 and increased its guidance for the full year 2018.

“We are pleased to report a solid start to 2018 as our service provider partners continued to drive the adoption of smarter home and business security and automation services,” said Steve Trundle, President and CEO of Alarm.com. “During the quarter, we expanded our Alarm.com for Business platform to enable new growth opportunities for our service provider partners in the small and medium sized business market.”

First Quarter 2018 Financial Results as Compared to First Quarter 2017

•
SaaS and license revenue increased 35% to $68.0 million, compared to $50.2 million. SaaS and license revenue includes software license revenue of $9.9 million, compared to $2.3 million, which represents partial quarter results from the closing of the acquisition of the Connect line of business from Icontrol Networks, Inc. on March 8, 2017.

•	Total revenue increased 25% to $92.8 million, compared to $74.2 million.

•	GAAP net income increased to $10.5 million, or $0.21 per diluted share, compared to $4.0 million or $0.08 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $23.0 million, compared to $14.1 million.

•	Non-GAAP adjusted net income increased to $16.7 million, or $0.34 per diluted share, compared to $7.8 million or $0.16 per diluted share.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents increased to $96.8 million as of March 31, 2018, compared to $96.3 million as of December 31, 2017.

•	For the three months ended March 31, 2018, cash flows from operations decreased to $3.5 million, compared to $13.0 million for the three months ended March 31, 2017.

Implementation of ASC 606, Revenue from Contracts with Customers

•	Effective January 1, 2018, Alarm.com adopted ASC 606 using the modified retrospective transition method.

•	ASC 606 did not have a material impact on Alarm.com's revenue recognition policies or its consolidated financial statements for the three months ended March 31, 2018.

•
Effective January 1, 2018, Alarm.com capitalized a portion of its commission costs as an incremental cost of obtaining a contract. Previously, Alarm.com expensed commission costs as incurred. The capitalization of commission costs did not have a material impact on Alarm.com's consolidated financial statements.

Recent Business Highlights

•
Announced Expansion of Alarm.com for Business Solution: Alarm.com announced the deployment of Alarm.com for Business, an integrated solution for small and medium-sized businesses. Alarm.com for Business combines interactive security, video surveillance, access control and energy management to provide a single interface for managing and monitoring business properties. Cloud intelligence enables advanced automation capabilities and gives business owners and employees insights into operations, awareness of activity and traffic flow, and complete control over property security. An expanded portfolio of commercial-grade video cameras and a new Smarter Access Control solution enable Alarm.com’s service provider partners to address a broad range of customer needs in the commercial market.

•
Launched Smarter Access Control: Alarm.com's new access control solution lets businesses securely manage access to assets and facilities ranging from storefronts to entire office buildings. End-to-end support from Alarm.com’s Partner Services platform streamlines installation and enables remote account configuration and support. Fully integrated with the Alarm.com for Business platform, Smarter Access Control automates property monitoring and awareness with increased flexibility to address a broad range of use cases. Subscribers can use Alarm.com’s mobile app to grant access to visitors from anywhere and receive video clips and alerts when doors are accessed. Cloud-based user management software enables subscribers to assign PIN codes and badges for all access points to the property, including security panels, security partitions, and doors with card readers or Z-Wave locks. Smarter Access Control was recently recognized with a Most Valuable Product award during the International Security Conference and Exposition.

•
Enhanced Mobile App for Service Provider Partners: The latest enhancements to MobileTech, Alarm.com’s mobile app for installers, technicians and customer support personnel, make it easier for Alarm.com’s service provider partners to ensure accurate installations, decrease time spent on-site, and reduce support calls and return visits. New capabilities facilitate operations and workflows through auto-generated service appointment reminders and tasks, and improve troubleshooting efficiency by streamlining access to key resources. By continually expanding MobileTech’s intelligent tools for account configuration, system installation, device enrollment, and comprehensive system diagnostics, Alarm.com enables its service provider partners to more effectively and efficiently support their Alarm.com subscribers.

•
Introduced Third Generation Image Sensor: Alarm.com’s Image Sensor offers instant visual verification of property activity and provides an engaging service upgrade that enhances property security and awareness. The device detects motion, captures the activity with an integrated still camera, and delivers the image for instant verification of alarm events and increased subscriber engagement with on-demand views. The completely wireless device operates independently of a broadband connection and provides an added layer of security even when the power is out. Enhancements to the third generation Image Sensor include a redesigned form factor, higher resolution camera, improved night vision, wider field of view, and faster image uploads via Alarm.com’s proprietary M2M communications protocol and dedicated cellular connection.

•
Alarm.com’s Support Organization Recognized: Alarm.com’s service provider support organization was named a finalist for the International Customer Management Institute’s Global Contact Center Awards in the category of Best Strategic Value to the Organization. The product experts in Alarm.com’s service provider support organization provide real-time troubleshooting directly to technicians, so they can efficiently address issues encountered in the field.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the second quarter of 2018 and is increasing its guidance for the full year 2018.

For the second quarter of 2018:

•	SaaS and license revenue is expected to be in the range of $69.4 million to $69.6 million.

For the full year 2018:

•	SaaS and license revenue is expected to be in the range of $284.0 million to $284.5 million.

•	Total revenue is expected to be in the range of $381.5 million to $383.5 million, which includes anticipated hardware and other revenue in the range of $97.5 million to $99.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $82.5 million to $83.2 million.

•	Non-GAAP adjusted net income is expected to be in the range of $57.0 million to $57.5 million, based on an estimated tax rate of 21%.

•	Based on an expected 50.0 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $1.14 to $1.15 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2018 financial results and its outlook for the second quarter and full year 2018. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 3, 2018. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through May 11, 2018 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 3197825. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people use Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are financial and operating measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including those expenses resulting from ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

We exclude one or more of the following items from non-GAAP financial measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We also exclude the impact related to the adoption of the accounting standard for employee share-based transactions from our provision for income taxes within our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted. We do not consider these tax adjustments to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s continued enhancements of its platform and new product offerings and the Company’s future financial performance for the second quarter and full-year 2018. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2018 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
Brinlea Johnson
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
SaaS and license revenue	$67,988	$50,226
Hardware and other revenue	24,768	23,968
Total revenue	92,756	74,194
Cost of revenue:
Cost of SaaS and license revenue	10,806	8,092
Cost of hardware and other revenue	17,571	18,543
Total cost of revenue	28,377	26,635
Operating expenses:
Sales and marketing	10,822	10,314
General and administrative	16,162	15,375
Research and development	20,377	14,521
Amortization and depreciation	5,025	2,864
Total operating expenses	52,386	43,074
Operating income	11,993	4,485
Interest expense	(672)	(216)
Other income, net	396	237
Income before income taxes	11,717	4,506
Provision for income taxes	1,202	543
Net income	10,515	3,963
Income allocated to participating securities	(3)	(2)
Net income attributable to common stockholders	$10,512	$3,961

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.22	$0.09
Diluted	$0.21	$0.08
Weighted average common shares outstanding:
Basic	47,226,382	46,225,473
Diluted	49,268,255	48,758,774

Stock-based compensation expense included in operating expenses:	Three Months Ended March 31,
	2018	2017
Sales and marketing	$235	$113
General and administrative	1,028	569
Research and development	1,406	631
Total stock-based compensation expense	$2,669	$1,313

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$96,798	$96,329
Accounts receivable, net	43,634	40,634
Inventory, net	12,890	14,177
Other current assets	20,842	12,796
Total current assets	174,164	163,936
Property and equipment, net	25,228	23,459
Intangible assets, net	90,466	94,286
Goodwill	63,591	63,591
Deferred tax assets	17,285	18,444
Other assets	9,309	7,925
Total assets	$380,043	$371,641
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$26,849	$29,084
Accrued compensation	7,211	12,127
Deferred revenue	3,281	3,292
Total current liabilities	37,341	44,503
Deferred revenue	8,852	9,386
Long-term debt	70,000	71,000
Other liabilities	13,592	13,925
Total liabilities	129,785	138,814
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2018 and December 31, 2017.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 47,301,434 and 47,215,720 shares issued; and 47,291,147 and 47,202,310 shares outstanding as of March 31, 2018 and December 31, 2017, respectively.	473	472
Additional paid-in capital	324,825	321,032
Accumulated deficit	(75,040)	(88,677)
Total stockholders’ equity	250,258	232,827
Total liabilities and stockholders’ equity	$380,043	$371,641

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2018	2017
Net income	$10,515	$3,963
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	13	128
Reserve for product returns	—	554
Amortization on patents and tooling	236	247
Amortization and depreciation	5,025	2,864
Amortization of debt issuance costs	27	23
Deferred income taxes	204	(1,123)
Undistributed losses from equity investees	—	(5)
Stock-based compensation	2,669	1,313
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(3,013)	1,580
Inventory	1,287	3,553
Other assets	(5,563)	668
Accounts payable, accrued expenses and other current liabilities	(7,001)	483
Deferred revenue	(545)	(213)
Other liabilities	(334)	(1,066)
Cash flows from operating activities	3,520	12,969
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	—	(154,289)
Additions to property and equipment	(3,047)	(2,637)
Issuances of notes receivable	—	(1,000)
Cash flows used in investing activities	(3,047)	(157,926)
Cash flows (used in) / from financing activities:
Proceeds from credit facility	—	67,000
Repayments of credit facility	(1,000)	—
Issuances of common stock from equity based plans	996	473
Cash flows (used in) / from financing activities	(4)	67,473
Net increase / (decrease) in cash and cash equivalents	469	(77,484)
Cash and cash equivalents at beginning of the period	96,329	140,634
Cash and cash equivalents at end of the period	$96,798	$63,150

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Adjusted EBITDA:
Net income	$10,515	$3,963
Adjustments:
Interest expense and other income, net	276	(21)
Provision for income taxes	1,202	543
Amortization and depreciation expense	5,025	2,864
Stock-based compensation expense	2,669	1,313
Acquisition-related expense	—	3,648
Litigation expense	3,271	1,793
Total adjustments	12,443	10,140
Adjusted EBITDA	$22,958	$14,103

Adjusted net income:
Net income, as reported	$10,515	$3,963
Provision for income taxes	1,202	543
Income before income taxes	11,717	4,506
Adjustments:
Less: Other income, net	(396)	(237)
Amortization expense	3,820	1,493
Stock-based compensation expense	2,669	1,313
Acquisition-related expense	—	3,648
Litigation expense	3,271	1,793
Non-GAAP adjusted income before income taxes	21,081	12,516
Income taxes [1]	(4,427)	(4,694)
Non-GAAP adjusted net income	$16,654	$7,822

1 Income taxes are calculated using a rate of 21.0% and 37.5% for the three months ended March 31, 2018 and 2017, respectively, which represents the effective tax rate excluding the impact of the accounting standard for employee share-based payments (ASU 2016-09). The 21.0% rate for the three months ended March 31, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$10,512	$3,961
Provision for income taxes	1,202	543
Income attributable to common stockholders before income taxes	11,714	4,504
Adjustments:
Less: Other income, net	(396)	(237)
Amortization expense	3,820	1,493
Stock-based compensation expense	2,669	1,313
Acquisition-related expense	—	3,648
Litigation expense	3,271	1,793
Non-GAAP adjusted income attributable to common stockholders before income taxes	21,078	12,514
Income taxes [1]	(4,426)	(4,693)
Non-GAAP adjusted net income attributable to common stockholders	$16,652	$7,821

	Three Months Ended March 31,
	2018	2017
Adjusted net income per share:
Net income per share - basic, as reported	$0.22	$0.09
Provision for income taxes	0.03	0.01
Income before income taxes	0.25	0.10
Adjustments:
Less: Other income, net	(0.01)	(0.01)
Amortization expense	0.08	0.03
Stock-based compensation expense	0.06	0.03
Acquisition-related expense	—	0.08
Litigation expense	0.07	0.04
Non-GAAP adjusted income before income taxes	0.45	0.27
Income taxes [1]	(0.10)	(0.10)
Non-GAAP adjusted net income per share - basic	$0.35	$0.17

Non-GAAP adjusted net income per share - diluted	$0.34	$0.16

Weighted average common shares outstanding:
Basic, as reported	47,226,382	46,225,473
Diluted, as reported	49,268,255	48,758,774

1 Income taxes are calculated using a rate of 21.0% and 37.5% for the three months ended March 31, 2018 and 2017, respectively, which represents the effective tax rate excluding the impact of the accounting standard for employee share-based payments (ASU 2016-09). The 21.0% rate for the three months ended March 31, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.